EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AAA CAPITAL ENERGY FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act
The undersigned, desiring to amend the Certificate of Limited Partnership of AAA Capital Energy Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:
FIRST:                          The name of the limited partnership is AAA Capital Energy Fund L.P.
The name under which the limited partnership was formed is Smith Barney AAA Energy Fund L.P.
SECOND:               The date of filing of the Certificate of Limited Partnership is January 5, 1998.
THIRD:                          By this Certificate of Amendment, the Certificate of Limited Partnership of the limited partnership is hereby amended to change the name of the limited partnership.
The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:
Paragraph 1 of the Certificate of Limited Partnership, which sets forth the name of the limited partnership, is hereby amended to read as follows:
“1.            The name of the limited partnership is as follows:
Managed Futures Premier Energy Fund L.P.”

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 7th day of January, 2015.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
Authorized Person

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